UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2010, our operating partnership, Hudson Pacific Properties, L.P., entered into a definitive asset purchase agreement with unrelated third parties to acquire an office building located at 1455 Market Street, San Francisco, California (“1455 Market”). The 22-story office building, located in the Civic Center area, consists of approximately 1,012,000 square feet and is being acquired in a transaction with Bank of America and Strada Investment Group. Bank of America will lease approximately 836,000 square feet for various lease terms between one and seven years, and will pay various rental rates between $5.00 per square foot and $20.00 per square foot. The annualized base rent as of December 16, 2010 is $9,950,860, or $11.91 per square foot. The Bank of America lease is structured as triple net, whereby the tenant will reimburse the landlord for its pro rata share of the property’s operating expenses. Based on information provided by the seller, we believe that, upon closing, approximately 92% of the total square feet available for lease will be occupied.

The purchase price, which was determined through negotiations between our operating partnership, Bank of America and Strada Investment Group, will be approximately $93.0 million, subject to closing costs and prorations. Our operating partnership deposited $500,000 into an escrow account upon entry into the agreement. We expect to fund the estimated $92.5 million balance of the purchase price with available cash or borrowings under our revolving credit facility. There are no material relationships between us and the sellers.

Other than normally recurring capital expenditures and tenant improvements, we have no present plans with respect to renovation, improvement or redevelopment of 1455 Market. The pre-acquisition real estate tax rate (before direct assessments and voted indebtedness) for the fiscal year ending June 30, 2011 for 1455 Market was $11.64 per $1,000 of assessed value. The total pre-acquisition annual tax for the fiscal year ending June 30, 2011 for 1455 Market was $1,680,778 (at a taxable assessed value of $144,376,265). There were total direct assessments of $238 imposed on the property by the County and City of San Francisco for that same period. 1455 Market will be subject to a downward reassessment as a result of our acquisition.

We intend to insure 1455 Market, along with our other properties, under an umbrella property, liability, fire, extended coverage, earthquake, terrorism and rental loss insurance policy that is renewed on an annual basis.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 16, 2010, our operating partnership, Hudson Pacific Properties, L.P., completed the acquisition of 1455 Market. The 22-story office building, which consists of approximately 1,012,000 square feet, was acquired in a sale/leaseback transaction with Bank of America and Strada Investment Group, and the purchase price was determined based on arms-length negotiations.

Item 7.01	Regulation FD Disclosure.

On December 16, 2010, we issued a press release. A copy of the press release is furnished (and not filed) as Exhibit 99.1 to this report.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 16, 2010, our operating partnership, Hudson Pacific Properties, L.P., entered into a joint venture agreement with an affiliate of Beacon Capital Partners (“Beacon”), an unrelated third party, to acquire a 51% interest in a 581,000 square foot commercial space owned by Beacon for a purchase price of $40.3 million. Located in San Francisco’s South Financial District at One and Two Rincon Center (“Rincon”), the space consists of approximately 482,000 square feet of office space and approximately 99,000 square feet of retail space. Based on information provided by the seller, we believe that, upon closing, approximately 80% of the total square feet available for lease at the project was occupied.

Under the joint venture agreement, we have a call right and Beacon has a put right that, if exercised, obligates us to make an additional investment to acquire the remaining 49% interest in Rincon in the second quarter of 2011 at a purchase price of approximately $38.7 million. Additionally, Rincon remains subject to a $106.0 million project loan, bearing 6.08% interest and maturing July 1, 2011, which we will assume if we acquire the remaining 49% interest in the property. If the lender requires acceleration or pre-payment of the project loan, we could become obligated to purchase the remaining interest in Rincon before the second quarter of 2011. Further, if we default on our obligations under the put/call arrangement, we will be obligated to pay a termination fee of $17.5 million, and Beacon may elect to either purchase our interest in Rincon or pursue a forced sale of the property.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale dated December 15, 2010 by and between Hudson 1455 Market, LLC, a Delaware limited liability company, and Bank of America, National Association, a national banking association.

99.1	Press release issued by Hudson Pacific Properties, Inc. dated December 16, 2010.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our final prospectus dated June 23, 2010, and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: December 20, 2010	By:	/s/ Mark Lammas
Mark Lammas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Purchase and Sale dated December 15, 2010 by and between Hudson 1455 Market, LLC, a Delaware limited liability company, and Bank of America, National Association, a national banking association.

99.1	Press release issued by Hudson Pacific Properties, Inc. dated December 16, 2010.